                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

                          Filed by the Registrant /X/
                 Filed by a Party other than the Registrant / /

                           Check the appropriate box:

      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                24/7 MEDIA, INC.
                               ------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
-------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.
/ /     Fee computed on table below per Exchange Act
        Rules 14a-6(i)(1)
        and 0-11.
1)      Title of each class of securities to which transaction
        applies:
        ------------------------------------------------------------
2)      Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------
3)      Per unit price or other underlying value of transaction
        computed
        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
        determined):
        ------------------------------------------------------------
4)      Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------
5)      Total fee paid:
        ------------------------------------------------------------

/ /     Fee paid previously with preliminary materials:
/ /     Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        1)   Amount previously paid:
             -----------------------------------------------------------
        2)   Form, Schedule or Registration Statement No.:
             -----------------------------------------------------------
        3)   Filing Party:
             -----------------------------------------------------------
        4)   Date Filed:
             -----------------------------------------------------------

                                24/7 MEDIA, INC.
                                 1250 BROADWAY
                            NEW YORK, NEW YORK 10001
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The annual meeting of stockholders of 24/7 Media, Inc. will be held at the offices of Proskauer Rose LLP, 1585 Broadway, 26th floor, New York, New York 10036 on Thursday, September 7, 2000, at 10:00 a.m., local time, for the following purposes:

    - to elect two nominees as our Class II directors to serve until the 2003 annual meeting of stockholders or until their respective successors shall have been duly elected and qualified;

    - to amend our 1998 Stock Incentive Plan to increase the number of shares that may be subject to awards thereunder by 1,750,000, and to provide for an automatic annual increase in such number of shares by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, provided that no such automatic increase will exceed 1,750,000;

    - to ratify the appointment of KPMG LLP as our independent certified public accountants for the fiscal year ending December 31, 2000; and

    - to transact any such other business as may properly come before the meeting and at any adjournment thereof; and

    Our Board of Directors has fixed the close of business on July 20, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on July 20, 2000 will be entitled to notice of, and to vote at, the annual meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters at the address above.

    All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

                             YOUR VOTE IS IMPORTANT
   IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN
                     IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                       By order of the Board of Directors,

                                                            /s/ DAVID J. MOORE

                                                            DAVID J. MOORE
                                                            President and Chief Executive Officer

August 1, 2000

                                24/7 Media, Inc.
                                 1250 Broadway
                            New York, New York 10001

                                PROXY STATEMENT

GENERAL

    This Proxy Statement is furnished to the stockholders of 24/7 Media, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held at 10:00 a.m. (New York time) on September 7, 2000, and at any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about August 1, 2000.

    Only stockholders of record at the close of business on July 20, 2000, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had outstanding 35,565,797 shares of common stock, par value $.01 per share, which are our securities entitled to vote at the stockholders meeting, each share being entitled to one vote.

PROPOSALS FOR CONSIDERATION

    Our Board of Directors does not know of any matter that is expected to be presented for consideration at the meeting, other than:

    - to elect two Class II directors to serve until the 2003 annual meeting of stockholders or until their respective successors shall have been duly elected and qualified;

    - to amend our 1998 Stock Incentive Plan to increase the number of shares that may be subject to awards thereunder by 1,750,000, and to provide for an automatic annual increase in such number of shares by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, provided that no such automatic increase will exceed 1,750,000; and

    - to ratify the appointment of KPMG LLP as our independent certified public accountants for the fiscal year ending December 31, 2000.

    However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

COSTS OF PROXIES

    We will incur the cost of the annual meeting and the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers, and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses.

VOTING RIGHTS AND PROXIES

    Stockholders who execute proxies may revoke them by giving written notice to our Chief Executive Officer at any time before such proxies are voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the meeting at any time prior to the voting of the proxy at the annual meeting.

    All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by our Board of Directors intend to vote:

    - FOR the nominees for election as Class II directors listed herein,

    - FOR the approval of the amendments to our 1998 Stock Incentive Plan, and

    - FOR the ratification of the appointment of KPMG LLP as our independent certified public accountants for the fiscal year ending December 31, 2000.

    With regard to the election of directors, votes cast may be withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors, and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted.

    Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee, or in similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting pursuant to the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

    In accordance with the terms of our Certificate of Incorporation, our Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at our annual meeting is required to elect the Class II Directors named herein.

    The Board of Directors currently has eight members. R. Theodore Ammon, Jacob
I. Friesel, and David J. Moore are Class I Directors whose terms expire at the 2002 annual meeting. John F. Barry and Adam Goldman are Class II Directors whose terms expire at the 2000 annual meeting and are each a nominee for election. Arnie Semsky, Charles W. Stryker and Linda Fayne Levinson are Class III Directors whose terms expire at the 2001 annual meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

    If any nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by our Board of Directors; if none, the size of the Board of Directors will be reduced. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. There are no family relationships between any of the directors and executive officers of 24/7 Media.

OUR BOARD RECOMMENDS THAT YOU, AS STOCKHOLDERS, VOTE "FOR" THE ELECTION OF MESSRS. BARRY AND GOLDMAN AS DIRECTORS UNTIL THE 2003 ANNUAL MEETING.

DIRECTOR INFORMATION

    The following provides information about each nominee and continuing director, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors. The persons named below have served as directors during the fiscal year ended December 31, 1999, except for Mr. Goldman and Ms. Levinson who joined the Board of Directors following our acquisition of Exactis.com on June 28, 2000. The information concerning the directors and their security holdings has been furnished to us by each director.

    CLASS I DIRECTORS--CONTINUING IN OFFICE UNTIL 2002

    DAVID J. MOORE has been our President and Chief Executive Officer and a Director since February 1998. Mr. Moore was President of Petry
Interactive, Inc. from December 1995 to February 1998. From 1993 to 1994,
Mr. Moore was President of Geomedica, an online service for physicians, which he sold to Reuters. From 1982 to 1992, Mr. Moore was a Group Vice President at Hearst/ABC-Viacom Entertainment Services, where he participated in the launch of Cable Health Network, Lifetime Television, Lifetime Medical Television, a service targeted to physicians, and HealthLink Television, a physician waiting room television service. From 1980 to 1982, Mr. Moore had a television advertising sales position with Turner Broadcasting. Mr. Moore received a B.A. degree in Communications from Northern Illinois University.

    R. THEODORE AMMON, our Chairman of the Board, is the founder and Chairman of the Board of Big Flower Holdings, Inc. since its inception in 1993. From 1990 to 1992, Mr. Ammon was a General Partner of Kohlberg Kravis Roberts & Co., a New York and San Francisco-based investment firm, and he was an executive of such firm prior to 1990. Mr. Ammon also serves on the board of directors of Host Marriott Corporation and CAIS Internet, Inc. and serves on numerous boards of privately held companies. Mr. Ammon is involved in a number of not-for-profit organizations, including as a member of the Board of Directors of the Municipal Art Society of New York, The New York YMCA, Jazz@LincolnCenter, and the Board of Trustees of Bucknell University. Mr. Ammon received a B.A. degree in Economics from Bucknell University.

    JACOB I. FRIESEL has been our Executive Vice President--Sales and a Director since February 1998. From 1997 to 1998, Mr. Friesel was President of Katz Millennium Marketing, the Internet media sales division of Katz Media
Group, Inc. He was Vice President, Strategic Planning for the Katz Television Group from 1994 to 1997. From 1993 to 1994, he was a Vice President and General Sales Manager of Katz American Television, a leading advertising representative of major market television stations. He was Vice President, General Sales Manager of Katz Continental Television from 1991 through 1993, and was employed in various media advertising sales and management positions with the Katz Agency from 1976 to 1991. Mr. Friesel received a B.A. degree in Mass Communications from the City University of New York.

    CLASS II DIRECTORS--TO BE ELECTED THIS YEAR

    JOHN F. BARRY III, a Director, is presently the Managing General Partner of Prospect Street Ventures, a private equity and venture capital firm, which he joined in 1990. From 1988 to 1989, he was the head of investment banking at L.F. Rothschild & Co. From 1983 to 1988, he was a corporate finance specialist at Merrill Lynch and from 1979 to 1983, he was a securities attorney with Davis Polk & Wardwell. Mr. Barry serves on the boards of directors of nine information technology companies, including Skyline Multimedia, Inc. Mr. Barry is also the chairman of Bondnet Trading Systems, Inc. Mr. Barry received a J.D. degree from Harvard Law School and a B.A. degree in History from Princeton University.

    ADAM GOLDMAN, a Director, served as a director of Exactis.com since
March 1996 and as chairman of the board of Exactis.com, Inc. since
January 1999. Mr. Goldman is a general partner of Centennial Fund IV, LP and Centennial Fund V, LP, and is a managing principal of Centennial Fund VI, LLC. Centennial Ventures manages over $750 million in private equity and specializes in communication, media and technology investments. Mr. Goldman also serves on the boards of VIA Net.Works, an Internet service provider. Mr. Goldman is a senior vice president of Centennial Holdings, Inc., a venture capital investment company, which he joined in 1992. Mr. Goldman received a B.A. from Northwestern University and an M.M. from the J.L. Kellogg Graduate School of Management at Northwestern University.

    CLASS III DIRECTORS--TO CONTINUE IN OFFICE UNTIL 2001

    ARNIE SEMSKY, a Director, has been self-employed as a media advisor since January 1999. He previously served as the Executive Vice President, Worldwide Media Director of the BBDO Worldwide unit of Omnicom Group for twenty years. Prior to that he was Vice President, National Television for Grey Advertising. Mr. Semsky is a Senior Advisor for ESPN and The ESPN/ABC Sports Customer Marketing and Sales unit. Mr. Semsky currently serves on the Board of Directors of iPing.com and the John A. Reisenbach Foundation. He is on the Board of advisors of several Internet companies, including, Breakthrough Commerce, LLC, BrandEra.com, On2.com and CoolHunter.com. Mr. Semsky received a B.A. degree in English from Pace University.

    CHARLES W. STRYKER, PH.D., a Director, is the President of Naviant, Inc. Naviant's business is focus on providing information that will enable marketers to precisely target their customers and prospects in both the physical and on-line worlds. Dr. Stryker served as President of IQ2.net and Zona, both subsidiaries of IntelliQuest Information Group Inc. from October 1997 to November 1999. From 1991 to 1997, he was President and CEO of Information Technology Forum, Inc., a management consulting firm specializing in the development of content based electronic products and services. During this period, he was also the founder and Executive Director of the MkIS User Forum. The Forum is an international trade group composed of executives responsible for design and implementation of their corporate marketing systems. Dr. Stryker received a B.S. degree and a M.S. degree in Electrical Engineering and a Ph.D. in Computer Science from New York University.

    LINDA FAYNE LEVINSON, a Director, has served as a director of Exactis.com, Inc. since July 1998. Ms. Levinson is a partner of Global Retail Partners, L.P., a private equity investment fund, where she has been since
April 1997. From 1994 to 1997, she served as the president of Fayne Levinson Associates, a senior management consulting firm. During 1993, Ms. Levinson served as an executive at Creative Arts Agency, Inc., a talent agency. Prior to that, Ms. Levinson was a partner at Alfred Checchi Associates, Inc., a merchant banking firm; a senior vice president of American Express Travel Related Services Company, Inc.; and a partner at McKinsey & Co., a global consulting firm. She is a director of NCR Corporation, Administaff, Inc., Jacobs Engineering Group Inc., GoTo.com, Inc., CyberSource, Inc. and
Lastminute.com, Inc. plc. Ms. Levinson received an A.B. from Barnard College, an M.A. from Harvard University and an M.B.A. from New York University.

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. The Audit Committee, composed of Messrs. Ammon, Semsky and Barry, who qualify as outside directors under Section 162(m) of the Code and as non-employee directors under Rule 16b-3(c) of the Exchange Act, does the following:

    - makes recommendations concerning the engagement of independent public accountants;

    - reviews with the independent public accountants the plans and results of the audit engagement;

    - approves professional services provided by the independent public accountants;

    - reviews the independence of the independent public accountants;

    - considers the range of audit and non-audit fees; and

    - reviews the adequacy of our internal accounting controls.

    COMPENSATION COMMITTEE. The compensation committee, composed of Messrs. Ammon, Barry and Stryker, who qualify as outside directors under
Section 162(m) of the Code and as non-employee directors under Rule 16b-3(c) of the Exchange Act, does the following:

    - approves the salaries and other benefits of our executive officers and administers any of our non-stock based bonus or incentive compensation plans, excluding any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code;

    - consults with management regarding our pension and other benefit plans, and compensation policies and practices;

    - administers our stock-based incentive plans, including the 1998 Stock Incentive Plan; and

    - grants any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are R. Theodore Ammon, John F. Barry and Charles W. Stryker. Each of Messrs. Ammon, Barry and Stryker are independent, outside directors of 24/7 Media. Except for David J. Moore, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. David
J. Moore serves as a director on the board of directors of Naviant, Inc., of which Mr. Stryker is president.

COMPENSATION OF DIRECTORS

    Directors do not receive salaries or cash fees for serving as directors or for serving on committees. All members of the Board of Directors who are not employees or consultants are reimbursed for their expenses for each meeting attended and are eligible to receive stock options pursuant to our 1998 Stock Incentive Plan. Under our 1998 Stock Incentive Plan, in 1998 each existing non-employee director was granted an option to purchase 18,750 shares of common stock at the fair market value on the date of grant, and each new non-employee director will be granted an option to purchase 18,750 shares of common stock at the fair market value on the date of grant. On June 8, 1999, each non-employee director was granted an option to purchase 4,688 shares of common stock at a fair market value on the date of the grant. Upon the date of each annual stockholders' meeting, each existing non-employee director shall be granted an option to purchase 4,688 shares of common stock, or a pro rata portion thereof if the director did not serve the entire year since the date of the last annual meeting. All options granted to non-employee directors will vest at the rate of 25% on each of the first four anniversaries of the date of grant, assuming the non-employee director is a director on those dates, and all such options generally will be exercisable for a period of ten years from the date of grant.

MANAGEMENT

    The following table provides information concerning our executive officers:

NAME                                          AGE                 POSITION AND OFFICES
----                                        --------   ------------------------------------------
David J. Moore............................     47      President and Chief Executive Officer and
                                                       a Director
Jacob I. Friesel..........................     50      Executive Vice President--Sales and a
                                                       Director
C. Andrew Johns...........................     40      Executive Vice President, Treasurer and
                                                       Chief Financial Officer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    C. ANDREW JOHNS has been our Executive Vice President, Treasurer and Chief Financial Officer since April 1998. From 1996 to 1998, he was co-founder and Managing Director of Manufacturers Renaissance Network, Inc., which provides strategic consulting and investment banking services to small and medium-sized businesses. From 1990 to 1996, Mr. Johns was President and owner of Strathmore Hill Associates, Inc., an investment banking and strategic consulting firm. Mr. Johns received a M.B.A. degree from Stanford University Graduate School of Business and a B.S. degree in Commerce from The University of Virginia.
Mr. Johns is a Chartered Financial Analyst.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with our executive officers providing for annual compensation in excess of $100,000. The material terms of such employment agreements generally are as follows:

    - the employment term runs through December 31, 2000, except as stated below and is automatically renewable for successive one-year terms unless either party gives written notice to the other at least six months prior to the expiration of the then employment term;

    - during the employment term and thereafter, we will indemnify the executive to the fullest extent permitted by law, in connection with any claim against such executive as a result of such executive serving as one of our officers or directors or in any capacity at our request in or with regard to any other entity, employee benefit plan or enterprise;

    - any dispute or controversy arising under or in connection with the employment agreement (other than injunctive relief) shall be settled exclusively by arbitration;

    - we may terminate the agreement at any time with or without cause (as defined in the agreement) and, if an executive is terminated without cause (including our giving notice of non-renewal), he will receive severance pay in an amount generally equal to six months' base salary and bonus, plus continued medical benefits for a period equal to the severance period as well as acceleration of outstanding options; and

    - if termination is the result of the executive's death or disability, we will pay to the executive or his estate an amount generally equal to six months' base salary at his then current rate of pay (reduced in the case of disability by his long-term disability policy payments).

    The agreement of David J. Moore extends through January 1, 2001.
Mr. Moore's agreement provides for an annual base salary of $225,000 and a target bonus of $325,000 for 2000. In 1998, Mr. Moore was awarded 56,250 shares of restricted stock that vest over three years. In connection with this issuance, we are recognizing $90,000 ratably over the three-year vesting period. If we terminate Mr. Moore without cause, he is entitled to receive severance pay in an amount equal to two times base salary, plus the maximum bonus for which he is eligible during the fiscal year of termination.

    The agreements of our other executive officers provide for base salaries between $150,000 and $200,000 and target incentives, based on attainment of corporate goals, between $80,000 and $135,500.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides information about the compensation paid or payable by us for services rendered in all capacities to our Chief Executive Officer and our other executive officers who earned more than $100,000 for 1999.

                                                       ANNUAL                            LONG TERM
                                                    COMPENSATION                       COMPENSATION
                                                    ------------                  -----------------------
                                                                      OTHER       RESTRICTED   SECURITIES       ALL
NAME AND                                                              ANNUAL        STOCK      UNDERLYING      OTHER
PRINCIPAL POSITION           YEAR      SALARY          BONUS       COMPENSATION    AWARD(S)     OPTIONS     COMPENSATION
------------------         --------   --------      ------------   ------------   ----------   ----------   ------------
David J. Moore...........    1998     $259,137        $343,750          $0          56,250             0         $0
  President and              1999      225,000         375,000           0               0       125,000          0
  Chief Executive Officer
C. Andrew Johns..........    1998      105,192(1)       66,706           0               0        62,500          0
  Chief Financial            1999      150,000         112,500           0               0        75,000          0
  Officer
Jacob I. Friesel.........    1998      153,125(2)      150,391           0               0             0          0
  Executive Vice             1999      180,250         164,063           0               0        75,000          0
  President

------------------------

(1) Mr. Johns commenced his employment with us on April 17, 1998.

(2) Mr. Friesel commenced his employment with us on February 24, 1998.

STOCK OPTIONS

    The following table contains information concerning the grant of options under our 1998 Stock Incentive Plan to each of our executive officers during the year ended December 31, 1999. We did not grant any stock appreciation rights in 1999.

              OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 1999

                                     INDIVIDUAL GRANTS
                               ------------------------------                                  POTENTIAL REALIZABLE
                                                 PERCENT OF                                      VALUE AT ASSUMED
                                 NUMBER OF         TOTAL                                          ANNUAL RATES OF
                                SECURITIES        OPTIONS                                       STOCK APPRECIATION
                                UNDERLYING       GRANTED TO                                       FOR OPTION TERM
                                  OPTIONS       EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   -----------------------
NAME                           GRANTED(#)(1)   FISCAL YEAR(2)     ($/SHARE)       DATE(3)         5%          10%
----                           -------------   --------------   --------------   ----------   ----------   ----------
David J. Moore...............     125,000             4.7%          $28.00         1/1/09     $2,201,131   $5,578,099
Jacob I. Friesel.............      75,000             2.8%          $28.00          1/109     $1,320,679   $3,346,859
C. Andrew Johns..............      75,000             2.8%          $28.00         1/1/09     $1,320,679   $3,346,859

------------------------

(1) All options granted in 1999 were granted pursuant to the 1998 stock incentive plan. The above grants are exercisable in annual increments of 25% of the total grant, beginning on the first anniversary of the date of grant. All options were granted at the fair market value of common stock on the effective date of grant.

(2) The total number of options granted to directors and employees in 1999 was 2,659,791.

(3) Each option may be subject to earlier termination if the officer's employment with us is terminated.

    The following table provides information for each of our executive officers with respect to the value of options exercised during the year ended
December 31, 1999 and the value of outstanding and unexercised options held as of December 31, 1999. There were no stock appreciation rights exercised during 1999 and none were outstanding as of December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING               VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                      SHARES                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999(1)
                                     ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
David J. Moore....................          0            0        0           125,000           $0         $3,531,250
Jacob Friesel.....................          0            0        0            75,000            0          2,118,750
C. Andrew Johns...................     15,625     $479,266        0           121,875            0          4,567,969

------------------------

(1) Represents the difference between the closing market price of the common stock as reported by Nasdaq on December 31, 1999 of $56.25 per share and the exercise price per share of in-the-money options multiplied by the number of shares underlying the in-the-money options.

    Compliance with Section 16(a) of the Securities Exchange Act of 1934 Under the securities laws of the United States, our directors, executive officers, and any persons holding more than 10 percent of our common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on material provided to us, all such required reports were filed on a timely basis in 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth the beneficial ownership of our Common Stock as of July 20, 2000 by (i) each director, (ii) each of our named executive officers
(iii) current directors and executive officers as a group, and (iv) all persons known by the Board of Directors to be beneficial owners of more than five percent of the outstanding shares of Common Stock.

BENEFICIAL OWNER                                              NUMBER OF SHARES   PERCENTAGE(1)
----------------                                              ----------------   -------------
EXECUTIVE OFFICERS AND DIRECTORS:
David J. Moore(2)(3)........................................       788,093            2.21%
R. Theodore Ammon(4)........................................     1,765,938            4.84
Jacob I. Friesel(2)(5)......................................       527,121            1.48
C. Andrew Johns(2)(6).......................................        45,750            0.13
John F. Barry III(7)........................................     1,765,937            4.84
Arnie Semsky(8).............................................        15,234               *
Charles W. Stryker(9).......................................         9,375               *
Linda Fayne Levinson(10)....................................       559,691            1.57
Adam Goldman(11)............................................             0               *
ALL DIRECTORS AND OFFICERS AS A GROUP(8 PERSONS)............     4,917,450           13.83
OTHER 5% STOCKHOLDERS:
  The Travelers Insurance Company(12).......................     1,817,415            5.08

------------------------

*Represents less than 1% of the outstanding common stock.

(1) Applicable percentage ownership is based on 35,565,797 shares of Common Stock outstanding as of July 10, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of Common Stock subject to options or warrants that are exercisable within 60 days of July 10, 2000, and beneficially owned by the person holding such options and warrants are treated as outstanding for the purpose of computing the percentage ownership for such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The address of Messrs. Moore, Friesel, Johns and Semsky is c/o 24/7 Media, Inc., 1250 Broadway, New York, New York 10001.

(3) Includes 18,750 unvested shares of Common Stock issued pursuant to the 1998 Stock Incentive Plan and subject to forfeiture pursuant thereto. Includes options to acquire 31,250 shares and 244,505 shares held by a family trust and other trusts held for the benefit of family members, beneficial ownership of which is disclaimed by Mr. Moore. Mr. Moore's wife is the trustee of each such trust.

(4) Represents 875,351 shares, Class A warrants to purchase 437,676 shares and Class B warrants to purchase 437,676 shares held by Big Flower
    Holdings, Inc. Mr. Ammon is the Chairman of the board of directors of Big Flower Holdings, Inc. Mr. Ammon owns 1,000 shares of our common stock and options to purchase 15,235shares of common stock in his individual capacity and expressly disclaims beneficial ownership of the shares held by Big Flower Holdings, Inc. The address of Big Flower Holdings, Inc. is c/o Big Flower Holdings, Inc., 3 East 54th Street, New York, New York 10022.

(5) Includes 253,830 shares held by a family trust, beneficial ownership of which is disclaimed by Mr. Friesel, and options to purchase 18,750 shares held by Mr. Friesel.

(6) Includes 4,350 shares held by family trusts, options to acquire 18,750 shares and Class C warrants to purchase 9,375 shares.

(7) Represents 656,513 shares, Class A warrants to purchase 328,257 shares and Class B warrants to purchase 328,257 shares held by Prospect Street NYC Discovery Fund, L.P. and 218,838 shares, Class A warrants to purchase 109,419 shares and Class B warrants to purchase 109,419 shares held by Prospect Street NYC Co-Investment Fund, L.P. and options to acquire 15,235 shares held by Mr. Barrry individually. Mr. Barry is one of our directors and is the Managing General Partner of Prospect Street NYC Discovery Fund, L.P., Mr. Barry does not own any shares of our common stock in his individual capacity and expressly disclaims beneficial ownership of the shares held by Prospect Street NYC Discovery Fund, L.P. and Prospect Street NYC Co-Investment Fund, L.P. The address of each of these entities is c/o Prospect Street Ventures, 10 East 40th St., 44th floor, New York, New York 10016.

(8) Includes options to purchase 15,235 shares. The address of Mr. Semsky is c/o 24/7 Media, Inc., 1250 Broadway, New York, New York 10001.

(9) Represents options to acquire 9,375 shares. The address of Mr. Stryker is c/o Naviant, Inc., 14 Campus Boulevard, Suite 200 Newtown Square, PA 19073-3279.

(10) Represents 559,691 shares held by Global Retail Partners, L.P. and its affiliates, beneficial ownership of which is disclaimed by Ms. Levinson. Ms. Levinson is a Partner of GRP, which provides management services to Global Retail Partners, L.P. The address of Ms. Levinson is c/o GRP, 2121 Avenue of the Stars, Suite 1630, Los Angeles, California 90067.

(11) The address of Mr. Goldman is c/o Centennial Fund IV, L.P. is 1428 Fifteenth Street, Denver, Colorado 80202.

(12) Represents 1,264,329 shares, Class A warrants to purchase 437,676 shares and Class B warrants to purchase 437,676 shares and options to acquire 4,687 shares held by The Travelers Insurance Company, and 34,359 shares held by The Travelers Indemnity Company. The address of each of these entities is c/o Travelers Group Inc., 388 Greenwich Street, 36th floor, New York, New York 10013. None of Travelers Investment Group Inc., The Travelers Insurance Company, The Travelers Indemnity Company or their respective affiliates has assumed or has any responsibility for our management, business or operations, or for the statements contained in this proxy, other than the limited information regarding securities ownership contained in this table.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee determines our executive compensation policies. The Compensation Committee determines the compensation of our executive officers and other individuals compensated by us. The Compensation Committee also approves and oversees the administration of our incentive compensation programs for all employees including executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to our executive officers in 1999.

COMPENSATION POLICIES AND PROGRAMS

    The Company's compensation program is part of a company-wide program covering all employees. The program's goals are to attract, retain, and motivate employees, and we utilize incentives such that employees and stockholders share the same risks. The compensation program is designed to link each employee's compensation to the performance of 24/7 Media. A portion of each employee's compensation relates to the grant of stock options, and such grants are based on the successful attainment of strategic corporate, business unit, and individual goals.

    Grants of stock options are of great importance to executives as well as all employees. Any long-term value to be derived from such grants will be consistent with stockholder gains.

    Executive and employee compensation includes salary, employment-related benefits, and long-term incentive compensation:

        SALARY. Salaries are set competitively relative to comparable positions within and without the Internet advertising industry. Individual experience and performance is considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual and company goals.

        BENEFITS. All employees are eligible for similar benefits, such as health and life insurance.

        LONG-TERM INCENTIVE COMPENSATION. An incentive compensation program is established annually. The purpose of this program is to provide financial incentives to executives and employees to achieve annual corporate, business unit, and individual goals. The incentive program also aligns executive and employee interests with those of stockholders by using grants of stock options. Such grants vest over time thereby encouraging continued employment with 24/7 Media.

                                          Members of the Compensation Committee:

                                          R. Theodore Ammon,
                                          John F. Barry III
                                          Charles W. Stryker

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the percentage change in our cumulative stockholder return on our Common Stock from August 13, 1998 (the date of our initial public offering) to December 31, 1999, the last day of our last completed fiscal year. The cumulative stockholder return is measured by dividing:

    - the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of our share price as of the end of the measurement period over the price at the beginning of the measurement period, by

    - the share price at the beginning of the measurement period.

    The cumulative total return on our Common Stock is compared with the Nasdaq Stock Market (U.S.) Index and two self-constructed peer group indices.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
             AMONG 24/7 MEDIA, INC., THE NASDAQ STOCK MARKET (U.S.)
                             INDEX AND PEER GROUPS

                                                     8/13/98    12/31/98   12/31/99
                                                     --------   --------   --------
247 Media..........................................    $100     $200.00     401.80
Nasdaq Stock Market (U.S.) Index...................     100      121.64     225.76
Prior Peer Group (1)...............................     100      127.05     342.66
New Peer Group (2).................................     100      187.38     675.59

------------------------

*   Assumes $100 invested on 8/13/98 (including reinvestment of dividends).

(1) Prior Peer Group includes DoubleClick Inc., CNet, Inc., Infoseek Corp., Lycos, Inc., NetGravity, Inc. and Sportsline USA, Inc.

(2) New Peer Group includes DoubleClick, Inc., America Online, Inc., CNet, Inc., Lycos, Inc. and Yahoo!

                                 PROPOSAL TWO:
                                AMENDMENT OF THE
                           1998 STOCK INCENTIVE PLAN

    The stockholders of 24/7 Media are asked to approve amendments to our 1998 Stock Incentive Plan. The amendments will:

    - increase the aggregate number of shares of Common Stock subject to awards under the Plan by 1,750,000 shares; and

    - provide that the number of shares available for issuance under the Plan will automatically increase on the first trading day of each calendar year, beginning with the 2001 calendar year by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, provided that no such automatic increase will exceed 1,750,000 shares.

    The affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present and entitled to vote at the annual meeting is required to approve the amendments to the Plan.

OUR BOARD RECOMMENDS THAT YOU, AS STOCKHOLDERS, VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN.

    BACKGROUND OF THE PROPOSAL TO AMEND THE 1998 STOCK INCENTIVE PLAN. The Plan was adopted by the Board of Directors and the stockholders on March 10, 1998. The Incentive Plan was amended on May 28, 1998, June 30, 1998 and June 8, 1999 with the approval of our Board of Directors and stockholders. The Plan was established for the benefit of our stockholders by enabling us (i) to offer stock based incentives to our employees, our affiliates and our consultants, thereby creating a means to raise the level of ownership in our common stock by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and stockholders and (ii) to grant nondiscretionary, nonqualified stock options to non-employee directors thereby attracting, retaining and rewarding such non-employee directors and strengthening the mutuality of interests between non-employee directors and stockholders. The proposed increase in number of shares subject to awards under the Plan, as well as the automatic annual increase, will assure that a sufficient awards are available under the Plan to attract and retain the services of qualified employees, which is essential to our long-term growth and success. Our Board has approved and recommends the approval of the amendments to the Plan.

    SUMMARY OF THE 1998 STOCK INCENTIVE PLAN. The following is a brief summary of the principal provisions of the Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the text of this Plan, a copy of which may be obtained upon written request to the Company at our principal business address.

    BACKGROUND; PURPOSE; ELIGIBILITY. The Plan is intended to foster stock ownership by employees and directors and thereby attract, retain and reward such employees and directors. All of our employees, consultants and non-employee directors that satisfy requirements are eligible to be granted awards under the Plan.

    ADMINISTRATION. The Plan may be administered and interpreted by a committee or subcommittee of the Board appointed from time to time by the Board, which may consist of two or more non-employee directors, each of whom is intended to be a non-employee director as defined in Rule 16b-3 under the Exchange Act
("Rule 16b-3") and an outside director as defined under Section 162(m) of the Code (the "Committee"). If no Committee exists which has the authority to administer the Plan, the functions of the Committee will be exercised by the Board.

    The Committee has full authority to administer and interpret the Plan (except that with respect to awards to non-employee directors, the Plan will be administered by the Board), to grant discretionary awards under the Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award, to prescribe the form or forms of instruments evidencing awards and to make all other determinations in connection with the Plan and the awards thereunder as the Committee (or the Board, in the case of non-employee directors' awards), in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards are set forth in written agreements which are consistent with the terms of the Plan. Awards under the Plan may not be made on or after February 13, 2008.

    ELIGIBILITY AND TYPES OF AWARDS. All of our employees, directors, affiliates and consultants are eligible to be granted nonqualified stock options, stock appreciation rights and restricted stock. In addition, our employees and our affiliates that qualify as subsidiaries or parent corporations (within the meaning of Section 424 of the Code) are eligible to be granted ISOs under the Plan. Our non-employee directors are eligible to receive nondiscretionary grants of nonqualified stock options.

    AVAILABLE SHARES. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Plan or with respect to which awards other than ISOs may be granted may not exceed 15,904,386 shares, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of 24/7 Media. The number of shares available for issuance under the Plan will automatically increase on the first trading day of each calendar year, beginning with the 2001 calendar year by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, provided that no such increase will exceed 1,750,000 shares. In addition, the Plan permits the grant of awards to individuals who become employed by us or any of our affiliates as a result of a merger or consolidation, as a conversion from, and replacement of, comparable awards held by such individuals from the prior employer, and to the extent of such substitution, such grants increase the maximum number of shares of Common Stock which may be issued or used for reference under the Plan. The Committee has issued an aggregate awards covering approximately 8,404,386 shares of Common Stock pursuant to this provision.

    The maximum number of shares of Common Stock with respect to which any option may be granted under the Plan during any fiscal year to any individual will be 250,000 shares. The maximum number of shares of Common Stock with respect to which any stock appreciation right may be granted under the Plan during any fiscal year to any individual will be 250,000 shares.

    The number of shares of Common Stock available for the grant of awards and the exercise price of an award may be adjusted to reflect any change in our capital structure or business by reason of certain corporate transactions or events.

    AWARDS UNDER THE PLAN. The following types of awards are available under the Plan:

    - STOCK OPTIONS. The Committee may grant nonqualified stock options and ISOs to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an ISO granted to a 10% shareholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No ISO or nonqualified stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an ISO granted to a 10% shareholder, 110% of fair market value).

     Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion.

    - STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights ("SARs") either with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SAR") or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment either in cash or common stock, as the Committee may determine, equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR.

    - RESTRICTED STOCK. The Committee may award shares of restricted stock. Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient's restricted stock agreement. The payment of dividends, if any, shall, unless the Committee specifies otherwise at the time of the award, be deferred until the expiration of the applicable restriction period.

     Recipients of restricted stock are required to enter into a restricted stock agreement with us which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service and such other factors as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions at any time.

    CHANGE IN CONTROL. Unless determined otherwise by the Committee at the time of grant, accelerated vesting and lapsing of any restrictions will occur and any unvested awards will automatically become 100% vested upon a change in control (as defined in the Plan) of 24/7 Media. The Committee may, in its sole discretion, provide for accelerated vesting of an award at any time. The Committee may also, in its sole discretion, provide for accelerated vesting of an award upon a termination during the 180 day period prior to a Change in Control.

    NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS. The Plan authorizes the automatic grant of nonqualified stock options to each non-employee director, without further action by the Board or the stockholders, as follows:
(i) options to purchase 18,750 shares of Common Stock will be granted to each non-employee director as of the date he or she begins service as a non-employee director on the Board (an "Initial Grant"); and (ii) options to purchase 4,688 shares of Common Stock (or a pro rata portion for less than a full year of service) will be granted to each non-employee director upon the date of each annual meeting of stockholders (an "Annual Grant"). The exercise price per share of such options will be the fair market value of the Common Stock at the time of grant or the par value of the Common Stock, whichever is greater. The term of each such option will be 10 years. Options granted to non-employee directors pursuant to an Initial Grant will vest and become exercisable at the rate of 25% of the options granted, as of each anniversary of the date of grant. Options granted pursuant to an Annual Grant will become vested in full on the date of the fourth Annual Meeting of Stockholders held following the date of the grant, provided that the non-employer director is a director on the Board on that date. All options granted to non-employee directors and not previously exercisable will become fully exercisable immediately upon a change in control.

    AMENDMENT AND TERMINATION. Notwithstanding any other provision of the Plan, the Board may at any time amend any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such participant and, provided further, without the approval of our stockholders in accordance with the laws of the State of Delaware, to the extent required under
Section 162(m) of the Code, or to the extent applicable to ISOs, Section 422 of the Code, no amendment may be made which would: (i) increase the aggregate number of shares of Common Stock that may be issued; (ii) increase the maximum individual participant share limitations for a fiscal year; (iii) change the classification of employees or consultants eligible to receive awards;
(iv) decrease the minimum exercise price of any stock option or SAR; (v) extend the maximum option term; (vi) change rights under the Plan with regard to non-employee directors; or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to ISOs, Section 422 of the Code.

    MISCELLANEOUS. Awards granted under the Plan are generally nontransferable, except that the Committee may provide for the transferability of nonqualified stock options (other than those granted to non-employee directors) at the time of grant or thereafter. Stock options granted to non-employee directors are transferable solely to such non-employee director's principal employer (other than us or our affiliate if the director should become employed by us or our affiliate) at the time of grant if the terms of such non-employee director's employment so require.

    CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES. The rules concerning the Federal income tax consequences with respect to options granted and to be granted pursuant to the Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the Federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

    - INCENTIVE STOCK OPTIONS. In general, an employee will not realize taxable income upon either the grant or the exercise of an ISO and we will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an ISO (determined at the time of exercise) over the exercise price of the ISO will be considered income. If the recipient does not sell the Common Stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of the Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to 24/7 Media. Capital gains rates may be reduced in the case of a longer holding period.

     If the recipient disposes of the Common Stock acquired upon exercise of the ISO within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of
     (i) the fair market value of the Common Stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

    - NONQUALIFIED STOCK OPTIONS. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and we will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

    - ALL OPTIONS. With regard to both ISOs and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to
      Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their nonqualified stock options, (ii) any entitlement to a tax deduction on the part of 24/7 Media is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding a $1,000,000 limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change of control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under
      Section 280G of the Code, which excess amounts may be subject to excise taxes.

     In general, Section 162(m) of the Code denies a publicly held corporation a deduction for Federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and four other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of the plan under which the options are granted is approved by shareholders and is administered by a compensation committee comprised of outside directors. The Plan is intended to satisfy these requirements with respect to options.

                                PROPOSAL THREE:

                              INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee, our Board of Directors has appointed KPMG LLP, independent certified public accountants, to audit the books and records of 24/7 Media for the fiscal year ending December 31, 2000. A majority of the votes of the outstanding shares of our Common Stock is required to ratify the appointment of the independent auditors.

    Representatives of KPMG LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

OUR BOARD RECOMMENDS THAT YOU, AS STOCKHOLDERS, VOTE "FOR" THE RATIFICATION OF KPMG LLP AS INDEPENDENT CERTIFIED ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000.

                             STOCKHOLDER PROPOSALS

    Stockholders of 24/7 Media wishing to include proposals in the proxy material in relation to our annual meeting to be held in 2001 must submit the same in writing so as to be received by the Secretary of 24/7 Media at the executive office of 24/7 Media on or before July 7, 2001. However, if we determine to change the date of the 2001 annual meeting more than 30 days from September 7, 2001, we will provide you with a reasonable time before we begin to print and mail our proxy materials for the 2001 annual meeting in order to allow our stockholders an opportunity to make proposals in accordance with the rules and regulations of the Securities and Exchange Commission. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

                                 OTHER MATTERS

    We know of no other matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

                      By order of the Board of Directors,

                                          /s/ DAVID J. MOORE

                                          DAVID J. MOORE
                                          President and Chief Executive Officer

August 1, 2000

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                 [FORM OF PROXY]

                                24/7 MEDIA, INC.

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of 24/7 Media, Inc. hereby appoints David J. Moore,
C. Andrew Johns and Mark E. Moran, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of 24/7 Media, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Proskauer Rose LLP, 26th floor, 1585 Broadway, New York, New York 10036 on Thursday, September 7, 2000, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt of which is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


                         (To be Signed on Reverse Side)

                          24/7 MEDIA, INC.
                          P.O. BOX 11401
                          NEW YORK, NEW YORK 10203-0401

                          See Reverse

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), AND (3).

     1. ELECTION OF DIRECTORS

        Nominees: John F. Barry III and Adam Goldman

        FOR the nominee listed above [_]

        WITHHOLD AUTHORITY to vote for the nominee listed below [_]

        EXCEPTIONS [_]

        (INSTRUCTION: To withhold authority to vote for the nominee, mark the "Exceptions" box and write that nominee's name on the space provided below.)

2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 24/7 MEDIA, INC. 1998 STOCK INCENTIVE PLAN.


                [_] FOR        [_] AGAINST            [_] ABSTAIN


3. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF 24/7 MEDIA, INC.


                [_] FOR        [_] AGAINST            [_] ABSTAIN


4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


    I will attend the meeting. [_]     I will not attend the meeting. [_]


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                                      Date

                Signature
                                                                      Date

        Signature if held jointly

        Votes must be indicated in Black or Blue ink.

Please return promptly in the enclosed postage-paid envelope.